AGREEMENT

This Consulting and Strategic Support Services Agreement (the “Agreement”) is entered into as of the10 th  day of February 2010, by and between Dragons Lair Holding Corp. with its principal offices located at 100 Four Star Lane Odenville, AL 35120 (the “Company”) and Private Resources, LLC with its principal offices located at 218 Main Street Suite 164
Setauket NY 11733(“Consultant”).

WHEREAS, Company conducts business and related services at its principal office location, and Consultant is a Wyoming corporation which is in the business of providing, among other things, financial advisory, growth services, board advisory assembly, brand recognition, market maker support, draft FINRA filing forms, Press Release strategy, institutional debt and/or equity funding, aligning specialist participation for superior exchanges and  general business consulting services, and the parties wish to enter into a mutually beneficial business relationship.

NOW, THEREFORE, in consideration of the mutual promises and covenants provided for herein, the parties hereto agree as follows:

1.
TERM/ENGAGEMENT  For a term of one year commencing on the date hereof, Consultant will provide the Company with general financial advisory, and related business consulting services in connection with growth, development and management of its business, including, but not limited to, providing the Company with introductions to foreign and domestic broker-dealers, financial institutions, attorneys, accountants, market makers, analysts, investment advisors, marketing personnel, and potential officers and director. Either party may cancel this Agreement on thirty (30) days prior written notice to the address provided above in the event of non-cured material breach of any term hereof. In the event the Company is in material breach of any provision hereof or prospective performance obligation with respect to the services contemplated hereunder, Consultant shall be entitled to retain any and all fees paid to date. This Agreement will be renewed on the one-year anniversary of the date hereof, this Agreement my only amended by the mutual written consent of both parties thirty (30) days prior to commencement.

2.	FEES/EXPENSES In connection with this engagement, the Company will pay Consultant

a)	2,000,000 shares of restricted stock
b)	lock up leak out provision that will last for 12 months with an agreed lock up leak out of no more than 10% of the previous months average daily volume.
c)	Any direct funding caused by Consultant a fee will be paid by Company of 3%.

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3.
CONFIDENTIALITY the parties acknowledge that they will have access to certain confidential and proprietary information of the other and that such information constitutes valuable, special and unique property of each. The parties further acknowledge and agree that they will not, at any time during or after the term hereof, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate the terms and conditions of this Agreement or any information of any kind concerning matters affecting or relating to the business of the other.

4.
DUE DILIGENCE  The Company will provide Consultant with any and all due diligence files, materials, information and documentation reasonably requested to complete the assignment contemplated herein, including, but not limited to, shareholder information and records, all interim and annual public filings. It is expressly agreed and understood that the Company will timely provide Consultant with any future public filings, whether they be in the form of press releases or filings (including, but not limited to, filings with respect to the registration and possible sale of securities) with regulatory bodies from and after the date hereof.

5.
MUTUAL INDEMNITY Each party hereby agrees to indemnify, defend and hold the other, and such other directors, officers, principals, employees, agents and affiliates and any employees thereof, harmless from and against any and all costs, losses, claims, demands and liabilities, including reasonable attorney’s fees and costs, which arise out of or relate to any breach by the other of any of the terms and conditions of this Agreement; any negligent or intentional wrongful act of the other or its principals, directors, officers, employees, representatives or agents, or any other act by the other or its principals, directors, officers, employees, representatives or agents outside the scope of this Agreement. The terms and conditions of this section shall survive termination of this Agreement.

6.	REPRESENTATIONS AND WARRANTIES
a.
The parties acknowledge their respective authority to enter into this Agreement and represent that there are no impediments whatsoever to the performance obligations provided for hereunder, including, but limited to, Company’s ability to deliver the Shares, as provided in section 2, above, without restriction.

b.
The parties represent that they are not subject to any restriction that would prohibit them from entering into this Agreement, that each is fully able to perform as provided for hereunder, and that neither is restricted in any way from entering into or performing any of its obligations hereunder.

7.
RIGHT OF FIRST REFUSAL In addition, during the exclusive Agency Period (as defined herein above). The Consultant shall have the right of first refusal to act as the Company’s placement agent with respect to any private placement or managing underwriter with respect to any public offering of the Company’s securities. Prior to proceeding with any such private placement or public offering the Company will provide Consultant with written notice of its intention to make such offering and shall afford Consultant a period of thirty(30)days from the date of receipt of such notice by Consultant for Consultant to determine to act as the placement agent, underwriter or principal investor. In the event Consultant fails to respond in writing in a timely manner the Company exercising its right of first refusal within such thirty (30) day period, the Company shall be free to pursue such offering without the services of Consultant. In the event the material terms of the proposed offering change subsequent to the issuance of a notice contemplated herein to Consultant, the Company shall be obligated to send a new notice offering Consultant the opportunity to participate in the revised offering in accordance with the foregoing notice procedures. Any such offering shall be upon such terms and conditions as Consultant and the Company shall agree to in writing prior to the commencement thereof.

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8.
CHOICE OF LAW This Agreement and performance hereunder shall be construed and enforced, and all lawsuits, actions or proceedings arising out of or related hereto shall be conducted in accordance with the laws within the jurisdiction of the State of New York.

9.	MISCELLANEOUS
a.
Exclusivity Nothing herein shall prevent Consultant from providing the same or similar services to any other individual or entity and nothing herein shall prevent the Company from engaging other parties, provided however, in the event the Company wishes to engage any individual entity to perform the same or similar services as described herein, it may only do so with prior written consent of Consultant.

b.
Cooperation The parties recognize that certain disputes may arise with third parties, the resolution of which mat require the cooperation of the other, including, but not limits to, providing factual information and giving depositions and testimony. Accordingly, at all times during the term of this Agreement and after its termination, the parties agree to cooperate with the other to allow such party to advance its position with respect to such disputes or duties.

c.
Commitments Binding Only upon Written Consent It is expressly understood and agreed that neither party shall not have the right to make any contracts or commitments for or on behalf of the other without prior written consent of the other.

d.	Assignment This Agreement may not be assigned by either party without the prior written consent of the other party.

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e.	Entire Agreement This Agreement contains the entire agreement between the parties and may only be modified or amended in writing, by an authorized officer of each party.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, each by an authorized representative thereof, as of the date provided above.

For Private Resources, LLC.

BY:  /s/  Paul Giamoleo
NAME:  Paul Giarmoleo
TITLE:   CEO

For: Dragons Lair Holding Corp. aka 4 Star Realty Holdings, Inc.

BY: /s/    Bobby Smith Jr.
NAME:  Bobby Smith Jr.
TITLE:   President

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